Exhibit 10.2

MICROVISION, INC.

1996 STOCK OPTION PLAN,

AS AMENDED

TABLE OF CONTENTS

1.	Purpose

2.	Administration

	2.1	Procedures

	2.2	Powers

	2.3	Limited Liability

	2.4	Securities Exchange Act of 1934

3.	Stock Subject to This Plan

4.	Eligibility

	4.1	Optionees

	4.2	Subsidiaries

5.	Awards

	5.1	Incentive Stock Options

	5.2	Non-Qualified Stock Options

	5.3	Vesting

	5.4	Nontransferability

	5.5	Termination of Options

(a) Generally

(b) For Cause; Resignation

(c) Retirement

(d) Disability

(e) Death

(f) Extension of Exercise Period Applicable to Termination

(g) Failure to Exercise Option

(h) Transfers; Leaves

6.	Exercise

	6.1	Procedure

	6.2	Payment

	6.3	Withholding

	6.4	Conditions Precedent to Exercise

7.	Foreign Qualified Grants

8.	Corporate Mergers, Acquisitions, Etc.

9.	Holding Period

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10.	Option Agreements

11.	Adjustments On Changes in Capitalization

	11.1	Stock Splits, Capital Stock Adjustments

	11.2	Effect of Merger, Sale of Assets, Liquidation or Dissolution

(a) Mergers, Sale of Assets, Other Transactions

(b) Liquidation; Dissolution

	11.3	Fractional Shares

	11.4	Determination of Board to Be Final

12.	Securities Regulations

13.	Amendment and Termination

	13.1	Plan

	13.2	Options

	13.3	Automatic Termination

14.	Miscellaneous

	14.1	Time of Granting Options

	14.2	No Status as Shareholder

	14.3	Status as an Employee

	14.4	Reservation of Shares

15.	Effectiveness of This Plan

ii

MICROVISION, INC.

1996 STOCK OPTION PLAN,
AS AMENDED

        1.    Purpose.    The purpose of the 1996 Stock Option Plan (the “Plan”) is to provide a means by which Microvision, Inc. (the “Company”), may attract, reward, and retain the services or advice of current or future employees, officers, consultants or independent contractors of, and other advisors to, the Company and to provide added incentives to them by encouraging stock ownership in the Company.

        2.    Administration.    This Plan shall be administered by the Board of Directors of the Company (the “Board”) or, if the Board shall authorize a committee to administer this Plan, by such committee to the extent so authorized; provided, however, that only the Board of Directors may suspend, amend or terminate this Plan as provided in Section 13, and provided further that a committee that includes officers of the Company shall not be permitted to grant options to persons who are officers of the Company. The administrator of this Plan is referred to as the “Plan Administrator.”

        2.1    Procedures.    The Board of Directors shall designate one member of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts approved in writing by all Plan Administrator members, shall constitute valid acts of the Plan Administrator.

        2.2    Powers.    Subject to the specific provisions of this Plan, the Plan Administrator shall have the authority, in its discretion: (a) to grant the stock options described in Section 5, including Incentive Stock Options and Non-Qualified Stock Options, and to designate each option granted as an Incentive Stock Option or a Non-Qualified Stock Option; (b) to determine, in accordance with Section 5.1(f) of this Plan, the fair market value of the shares of Common Stock subject to options; (c) to determine the exercise price per share of options; (d) to determine the Optionees to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock to be represented by each option; (e) to interpret this Plan; (f) to prescribe, amend and rescind rules and regulations relating to this Plan; (g) to determine the terms and provisions of each option granted (which need not be identical) and, with the consent of the Optionee, modify or amend each option; (h) to reduce the exercise price per share of outstanding and unexercised options; (i) to defer, with the consent of the Optionee, or to accelerate the exercise date of any option; (j) to waive or modify any term or provision contained in any option applicable to the underlying shares of Common Stock; (k) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option previously granted by the Plan Administrator; and (l) to make all other determinations deemed necessary or advisable for the administration of this Plan. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan, any option issued hereunder or of any rule or regulation promulgated in connection herewith and all actions taken by the Plan Administrator shall be conclusive and binding on all interested parties. The Plan Administrator may delegate administrative functions to individuals who are officers or employees of the Company.

        2.3    Limited Liability.    No member of the Board of Directors or the Plan Administrator or officer of the Company shall be liable for any action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the explicit provisions hereof, the Board of Directors and Plan Administrator may act in their absolute discretion in all matters related to the Plan.

        2.4    Securities Exchange Act of 1934.    At any time that the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Plan shall be administered in accordance with Rule 16b-3 adopted under the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations, proposed and final, thereunder, as all may be amended from time to time, and each member of the Plan Administrator shall be a “disinterested director” and an “outside director” within the meaning of such Rule 16b-3 and Section 162(m), respectively.

        3.    Stock Subject to This Plan.    Subject to adjustment as provided below and in Section 11 hereof, the stock subject to this Plan shall be the Company’s common stock (the “Common Stock”), and the total number of shares of Common Stock to be delivered on the exercise of all options granted under this Plan shall not exceed 8,000,000 shares, as such Common Stock was constituted on the date on which this Plan was last amended by the Board as set forth on the last page hereof. If any option granted under this Plan expires, is surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan, including for replacement options that may be granted in exchange for such surrendered, canceled or terminated options. Shares issued on exercise of options granted under this Plan may be subject to restrictions on transfer, repurchase rights or other restrictions as determined by the Plan Administrator.

        4.    Eligibility.

        4.1    Optionees.    The Plan Administrator may award options to any current or future employee, officer, consultant or independent contractor of, or other advisor to, the Company or its subsidiaries. Non-employee directors of the Company shall not be eligible to participate in the Plan. Any party to whom an option is granted under this Plan is referred to as an “Optionee.”

        4.2    Subsidiaries.    As used in this Plan, the term “subsidiary” of a company shall include any corporation in which such company owns, directly or indirectly, at the time of the grant of an option hereunder, stock having 50% or more of the total combined voting power of all classes of stock thereof.

        5.    Awards.    The Plan Administrator, from time to time, may take the following actions, separately or in combination, under this Plan: (a) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to any employee of the Company or its subsidiaries, as provided in Section 5.1 of this Plan; (b) grant options other than Incentive Stock Options (“Non-Qualified Stock Options”), as provided in Section 5.2 of this Plan; (c) grant options to officers, employees and others in foreign jurisdictions, as provided in Section 7 of this Plan; and (d) grant options in certain acquisition transactions, as provided in Section 8 of this Plan. No employee may be granted options to acquire more than 100,000 shares in any fiscal year of the Company.

        5.1    Incentive Stock Options.    Incentive Stock Options shall be subject to the following terms and conditions:

        (a)  Incentive Stock Options may be granted under this Plan only to employees of the Company or its subsidiaries, including employees who are directors.

        (b)  No employee may be granted Incentive Stock Options under this Plan to the extent that the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year, under this Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any subsidiary, exceeds $100,000. To the extent that any option designated as an Incentive Stock Option exceeds the $100,000 limit, such option shall be treated as a Non-Qualified Stock Option. In making this determination, options shall be taken into account in the order in which they were granted, and the fair market value of the shares of Common Stock shall be determined as of the time that the option with respect to such shares was granted.

        (c)  An Incentive Stock Option may be granted under this Plan to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company (as determined pursuant to the attribution rules contained in Section 424(d) of the Code) only if the exercise price is at least 110% of the fair market value of the Common Stock subject to the option on the date the option is granted, as described in Section 5.1(f) of this Plan, and only if the option by its terms is not exercisable after the expiration of five years from the date it is granted.

        (d)  Except as provided in Section 5.5 of this Plan, no Incentive Stock Option granted under this Plan may be exercised unless at the time of such exercise the Optionee is employed by the Company or any subsidiary of the Company and the Optionee has been so employed continuously since the date such option was granted.

        (e)  Subject to Sections 5.1.(c) and 5.1.(d) of this Plan, Incentive Stock Options granted under this Plan shall continue in effect for the period fixed by the Plan Administrator, except that no Incentive Stock Option shall be exercisable after ten years from the date it is granted.

        (f)    The exercise price shall not be less than 100% of the fair market value of the shares of Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value of shares shall be the closing price per share of the Common Stock on the date of grant as reported on a securities quotation system or stock exchange. If such shares are not so reported or listed, the Plan Administrator shall determine the fair market value of the shares of Common Stock in its discretion.

        (g)  The provisions of clauses (b) and (c) of this Section shall not apply if either the applicable sections of the Code or the regulations thereunder are amended so as to change or eliminate such limitations or to permit appropriate modifications of those requirements by the Plan Administrator.

        5.2    Non-Qualified Stock Options.    Non-Qualified Stock Options shall be subject to the following terms and conditions:

        (a)  The exercise price may be more or less than or equal to the fair market value of the shares of Common Stock covered by the Non-Qualified Stock Option on the date the option is granted, and the exercise price may fluctuate based on criteria determined by the Plan Administrator. The fair market value of shares of Common Stock covered by a Non-Qualified Stock Option shall be determined by the Plan Administrator, as described in Section 5.1(f).

        (b)  Unless otherwise established by the Plan Administrator, any Non-Qualified Stock Option shall terminate ten years after the date it is granted.

        5.3    Vesting.    To ensure that the Company will achieve the purposes of and receive the benefits contemplated in this Plan, any option granted to any Optionee hereunder shall be exercisable according to the vesting schedule, if any, established by the Plan Administrator and set forth in the Option Agreement issued to each Optionee.

        5.4    Nontransferability.    Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, shall not be subject to execution, attachment or similar process, and shall be exercisable during the Optionee’s lifetime only by the Optionee. Any purported transfer or assignment in violation of this provision shall be void.

        5.5    Termination of Options.

        (a)    Generally.    Unless otherwise determined by the Plan Administrator or specified in the Optionee’s Option Agreement, if the Optionee’s employment or service with the Company terminates for any reason other than for cause, resignation in lieu of dismissal, retirement, disability or death, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee’s option that was exercisable at the time of such termination of employment or service (provided the conditions of Section 6.4 and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).

        (b)    For Cause; Resignation.    Unless otherwise determined by the Plan Administrator or specified in the Optionee’s Option Agreement:

        (i)    If an Optionee is terminated for cause or resigns in lieu of dismissal, any option granted hereunder shall be deemed to have terminated as of the time of the first act that led or would have led to the termination for cause or resignation in lieu of dismissal, and such Optionee shall thereupon have no right to purchase any shares of Common Stock pursuant to the exercise of such option, and any such exercise shall be null and void. Termination for “cause” shall include (i) the violation by the Optionee of any reasonable rule or policy of the Company; (ii) any willful misconduct or gross negligence by the Optionee in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job as required to meet the objectives of the Company; (iv) any wrongful conduct of an Optionee that has an adverse impact on the Company or that constitutes a misappropriation of the assets of the Company; (v) unauthorized disclosure of confidential information; or (vi) the Optionee’s performing services for any other company or person that competes with the Company while he or she is employed by or provides services to the Company, without the written approval of the chief executive officer of the Company. “Resignation in lieu of dismissal” shall mean a resignation by an Optionee of employment with or service to the Company if (i) the Company has given prior notice to such Optionee of its intent to dismiss the Optionee for circumstances that constitute cause, or (ii) within two months of the Optionee’s resignation, the chief operating officer or the chief executive officer of the Company or the Board of Directors determines, which determination shall be final and binding, that such resignation was related to an act that would have led to a termination for cause.

        (ii)  If an Optionee resigns from the Company, the right of the Optionee to exercise his or her option shall be suspended for a period of two months from the date of resignation, unless the chief executive officer of the Company or the Board of Directors determines otherwise in writing. Thereafter, unless there is a determination that the Optionee resigned in lieu of dismissal, the option may be exercised at any time before the earlier of (i) the expiration date of the option (which shall have been similarly suspended) or (ii) the expiration of three months after the date of resignation, for that portion of the Optionee’s option that was exercisable at the time of such resignation (provided the conditions of Section 6.4 and any other conditions specified in the Option Agreement shall have been met at the date of exercise of such option).

        (c)    Retirement.    Unless otherwise determined by the Plan Administrator or specified in the Optionee’s Option Agreement, if an Optionee’s employment or service with the Company is terminated with the Company’s approval for reasons of age, the Option may be exercised at any time before the earlier of (a) the expiration date of the option or (b) the expiration of three months after the date of such termination of employment or service, for that portion of the Optionee’s option that was exercisable at the time of such termination of employment or service (provided the conditions of Section 6.4 and any other conditions specified in the Option Agreement shall have been met at the date of exercise of such option).

        (d)    Disability.    Unless otherwise determined by the Plan Administrator or specified in the Optionee’s Option Agreement, if an Optionee’s employment or relationship with the Company terminates because of a permanent and total disability (as defined in Section 22(e)(3) of the Code), the option may be exercised at any time before the earlier of (a) the expiration date of the option or (b) the expiration of 12 months after the date of such termination, for up to the full number of shares of Common Stock covered thereby, including any portion not yet vested (provided the conditions of Section 6.4 and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).

        (e)    Death.    Unless otherwise determined by the Plan Administrator or specified in the Optionee’s Option Agreement, in the event of the death of an Optionee while employed by or providing service to the Company, the option may be exercised at any time before the earlier of (a) the expiration date of the option or (b) the expiration of 12 months after the date of death by the person or persons to whom such Optionee’s rights under the option shall pass by the Optionee’s will or by the applicable laws of descent and distribution, for up to the full number of shares of Common Stock covered thereby, including any portion not yet vested (provided the conditions of Section 6.4 and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).

        (f)    Extension of Exercise Period Applicable to Termination.    The Plan Administrator, at the time of grant or at any time thereafter, may extend the one-month, three-month and 12-month exercise periods to any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Plan Administrator may determine; provided, that any extension of the exercise period or other modification of an Incentive Stock Option shall be subject to the written agreement and acknowledgment by the Optionee that the extension or modification disqualifies the option as an Incentive Stock Option.

        (g)    Failure to Exercise Option.    To the extent that the option of any deceased Optionee or of any Optionee whose employment or service terminates is not exercised within the applicable period, all rights to purchase shares of Common Stock pursuant to such options shall cease and terminate.

        (h)    Transfers; Leaves.    For purposes of this Section 5.5, a transfer of employment or other relationship between or among the Company and/or any subsidiaries shall not be deemed to constitute a termination of employment or other cessation of relationship with the Company or any of its subsidiaries. For purposes of this Section 5.5, with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator) in accordance with the policies of the Company.

        6.    Exercise.

        6.1    Procedure.    Subject to the provisions of Section 5.3 above, each option may be exercised in whole or in part; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased on any exercise of any option granted hereunder and that only whole shares will be issued pursuant to the exercise of any option (the number of 100 shares shall not be changed by any transaction or action described in Section 8 or Section 11 unless the Plan Administrator determines that such a change is appropriate). Options shall be exercised by delivery to the Secretary of the Company or his or her designated agent of notice of the number of shares with respect to which the option is exercised, together with payment in full of the exercise price and any applicable withholding taxes.

        6.2    Payment.    Payment of the option exercise price shall be made in full when the notice of exercise of the option is delivered to the Secretary of the Company or his or her designated agent and shall be in cash or bank certified or cashier’s check or through irrevocable instructions to a stock broker to deliver the amount of sales proceeds necessary to pay the appropriate exercise price and withholding tax obligations, all in accordance with applicable governmental regulations, for the shares of Common Stock being purchased. The Plan Administrator may determine at the time the option is granted for Incentive Stock Options, or at any time before exercise for Non-Qualified Stock Options, that additional forms of payment will be permitted.

        6.3    Withholding.    Before the issuance of shares of Common Stock on the exercise of an option, the Optionee shall pay to the Company the amount of any applicable federal, state or local tax withholding obligations. The Company may withhold any distribution in whole or in part until the Company is so paid. The Company shall have the right to withhold such amount from any other amounts due or to become due from the Company to the Optionee, including salary (subject to applicable law) or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse it for any such taxes and cancel (in whole or in part) any such shares so withheld.

        6.4    Conditions Precedent to Exercise.    The Plan Administrator may establish conditions precedent to the exercise of any option, which shall be described in the relevant Option Agreement.

        7.    Foreign Qualified Grants    Options under this Plan may be granted to officers and employees of the Company and other persons described in Section 4 who reside in foreign jurisdictions as the Plan Administrator may determine from time to time. The Board of Directors may adopt supplements to the Plan as needed to comply with the applicable laws of such foreign jurisdictions and to give Optionees favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement on terms more beneficial to such Optionees than those permitted by this Plan.

        8.    Corporate Mergers, Acquisitions, Etc.    The Plan Administrator may also grant options under this Plan having terms, conditions and provisions that vary from those specified in this Plan provided that such options are granted in substitution for, or in connection with the assumption of, existing options granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, reorganization or liquidation to which the Company is a party.

        9.    Holding Period.    Unless otherwise determined by the Plan Administrator, if a person subject to Section 16 of the Exchange Act exercises an option within six months of the date of grant of the option, the shares of Common Stock acquired on exercise of the option may not be sold until six months after the date of grant of the option.

        10.    Option Agreements.    Options granted under this Plan shall be evidenced by written stock option agreements (the “Option Agreements”) that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are consistent with this Plan. All Option Agreements shall include or incorporate by reference the applicable terms and conditions contained in this Plan.

        11.    Adjustments On Changes in Capitalization.

        11.1    Stock Splits, Capital Stock Adjustments.    The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split, stock dividend or consolidation of shares or any like capital stock adjustment.

        11.2    Effect of Merger, Sale of Assets, Liquidation or Dissolution.

        (a)    Mergers, Sale of Assets, Other Transactions.    In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), the Board of Directors, in its sole discretion and to the extent possible under the structure of the Transaction, shall select one of the following alternatives for treating outstanding options under this Plan:

        (i)    Outstanding options shall remain in effect in accordance with their terms;

        (ii)  Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied;

        (iii)  The Board of Directors provides a period before the consummation of the Transaction during which outstanding options shall be exercisable to the extent vested and, on the expiration of such period, all unexercised options shall immediately terminate. The Board of Directors, in its sole discretion, may accelerate the vesting of such options so that they are exercisable in full during such period; or

        (iv)  The Board of Directors shall take such other action with respect to outstanding options as the Board deems to be in the best interests of the Company.

        (b)    Liquidation; Dissolution.    If the Company is liquidated or dissolved, options shall be treated in accordance with Section 11.2(a)(iii).

        11.3    Fractional Shares.    If the number of shares covered by any option is adjusted, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

        11.4    Determination of Board to Be Final    All adjustments under this Section 11 shall be made by the Board of Directors, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made, if possible, in such a manner so as not to constitute a “modification,” as defined in Section 424(h) of the Code, and so as not to cause the Optionee’s Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

        12.    Securities Regulations.

        Shares of Common Stock shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions and the requirements of any quotation service or stock exchange on which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability with respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

        As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. The Company may place a stop-transfer order against any shares of Common Stock on the official stock books and records of the Company, and a legend may be stamped on stock certificates to the effect that the shares of Common Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK THEREUNDER.

        If any of the Company’s capital stock of the same class as the Common Stock subject to options granted hereunder is listed on a national securities exchange, all shares of Common Stock issued hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon before the issuance thereof.

        13.    Amendment and Termination.

        13.1    Plan.    The Board of Directors may at any time suspend, amend or terminate this Plan, provided that, except as set forth in Section 8, the approval of the Company’s shareholders is necessary within twelve months before or after the adoption by the Board of Directors of any amendment that will:

        (a)  increase the number of shares of Common Stock to be reserved for the issuance of options under this Plan;

        (b)  permit the granting of stock options to a class of persons other than those now permitted to receive stock options under this Plan; or

        (c)  require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

        13.2    Options.    Subject to the requirements of Section 422 of the Code with respect to Incentive Stock Options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be made in such a manner so as not to constitute a “modification,” as defined in Section 425(h) of the Code, and so as not to cause any Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option as defined in Section 422(b) of the Code.

        13.3    Automatic Termination.    Unless sooner terminated by the Board of Directors, this Plan shall terminate ten years from the date on which this Plan is adopted by the Board. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.

        14.    Miscellaneous.

        14.1    Time of Granting Options.    The date of grant of an option shall, for all purposes, be the date on which the Company completes the required corporate action relating to the grant of an option; the execution of an Option Agreement and the conditions to the exercise of an option shall not defer the date of grant.

        14.2    No Status as Shareholder.    Neither the Optionee nor any party to which the Optionee’s rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares of Common Stock issuable on the exercise of any option granted under this Plan unless and until such option has been exercised and the issuance (as evidenced by the appropriate entry on the books of the Company or duly authorized transfer agent of the Company) of the stock certificate evidencing such shares.

        14.3    Status as an Employee.    Nothing in this Plan or in any option granted pursuant to this Plan shall confer on any Optionee any right to continue in the employ of the Company, or to interfere in any way with the right of the Company to terminate his or her employment or other relationship with the Company at any time for any reason.

        14.4    Reservation of Shares.    The Company, during the term of this Plan, at all times will reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan.

        15.    Effectiveness of This Plan.    This Plan shall become effective on the date on which it is adopted by the Board of Directors of the Company. No option granted under this Plan to any officer or director of the Company shall become exercisable until the Plan is approved by the shareholders, and any option granted before such approval shall be conditioned on and is subject to such approval.

Adopted by the Board of Directors on July 10, 1996, and approved by the shareholders on August 9, 1996.

Amended by the Board of Directors on November 8, 1996.

Amended by the shareholders, pursuant to the recommendation of the Board of Directors, on October 15, 1998.

Amended by the shareholders, pursuant to the recommendation of the Board of Directors, on June 22, 2000.

Amended by the Board of Directors on October 19, 2000.

Amended by the Board of Directors on April 26, 2001.

FORM OF SPECIAL OPTION GRANT

MICROVISION, INC.
STOCK OPTION AGREEMENT
FOR INDEPENDENT DIRECTORS
(NON-PLAN GRANT)

        THESE OPTIONS AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS.

        «Date»

To:    «Title» «First» «Mid» «Last»

        You have been awarded an option to purchase the number of shares of Common Stock of Microvision, Inc. (the “Company”) specified below. The grant of this option is subject to shareholder approval and this option cannot be exercised until such approval is obtained. The terms of your option are summarized below. A complete description of the terms and conditions to which this option is subject is set forth in the “Terms and Conditions of Grant” attached as Exhibit A hereto.

        1.    Number of Shares.    You may purchase a maximum of «Total            Shares» shares of the Company’s Common Stock pursuant to this option.

        2.    Date Option Granted.    October 24, 2001.

        3.    Term of This Option.    Unless sooner terminated, this option must be exercised on or before «term», as described more fully in the Exercise Schedule attached as Exhibit B hereto.

        4.    Exercise Schedule and Prices.    This option shall vest and become exercisable upon shareholder approval and have an exercise price of $15.00 per share.

        5.    How to Exercise.    To exercise this option in whole or in part (i.e., in increments of no less than 100 shares), you must deliver to the Secretary of the Company at least two full business days prior to the date on which you wish to exercise the option, a written notice of exercise and the exercise price, payable by personal, bank certified or cashier’s check, for the number of shares that you desire to purchase. A form of Notice of Exercise that you may use has been attached to this Agreement as Exhibit B. You must pay all applicable withholding taxes upon exercise of this option. At the Company’s discretion, you also may pay the exercise price through irrevocable instructions to a stock broker to deliver the amount of sales proceeds necessary to pay the exercise price and applicable withholding tax in accordance with applicable governmental regulations.

        The Company also may require you to execute other documents as a condition to exercising this option. You should contact the Secretary in advance when you are considering an exercise of this option.

        6.    Termination of Option.    This option shall expire and all rights thereto shall cease and terminate in accordance with the provisions of Section 4 of the “Terms and Conditions of Grant” attached as Exhibit A hereto.

        7.    No Transfer of Option.    This option cannot be transferred except by will or the applicable laws of descent and distribution.

        8.    Certain Tax Matters.    This option is not intended to qualify as an “Incentive Stock Option” as that term is defined in Section 422A of Code and its tax consequences are different than such an option. The time at which you exercise this option or dispose of any shares thus acquired may affect significantly your resultant tax burden. You are counseled to seek tax advice in this regard.

        9.    Securities Compliance.    This option cannot be exercised until it is approved by the shareholders of the Company. The Company intends to submit a proposal relating to the grant of this and certain other options granted to the non-employee directors of the Company for approval by the shareholders at the 2002 annual meeting of shareholders. If the shareholders approve the proposal, then promptly thereafter the Company intends to register the offer and sale of the shares of Common Stock issuable upon exercise of this option under the Securities Act of 1933, as amended, by filing a registration statement on Form S-8 with the Securities and Exchange Commission. Until such registration statement becomes effective, the shares of Common Stock issuable upon exercise of this option will not be registered and the issuance thereof will be subject to applicable securities laws, as described in Section 7 of the “Terms and Conditions of Grant” attached as Exhibit A hereto. Shares purchased through the exercise of this option cannot be sold or otherwise transferred unless they are subsequently registered or exemptions from registration are available.

        Please complete and sign the Election to Accept or Decline Stock Option attached hereto at Exhibit C indicating whether you accept or decline this option upon the terms set forth in this Agreement, including the Terms and Conditions of Grant, and return a copy of the Election to the Company.

Very truly yours,

MICROVISION, INC.

By
Richard A. Raisig, Chief Financial Officer

Exhibit A
Terms and Conditions of Grant

        1.    Administration.    This option shall be administered by the Board of Directors of the Company (the “Board”) or, if the Board shall authorize a committee of the Board, by such committee to the extent so authorized. The administrator of this option is referred to as the “Administrator.”

        1.1    Powers.    Subject to the specific provisions of these terms and conditions, the Administrator shall have the authority, in its discretion: (a) to interpret the terms and conditions of this option; (b) to prescribe, amend, and rescind rules and regulations relating to the exercise of this option; (c) with the consent of the Optionee, modify or amend each option; (d) to reduce the exercise price per share of this option; (e) to defer, with the consent of the Optionee, or to accelerate the exercise date of any option; (f) to waive or modify any term or provision contained in this option applicable to the underlying shares of Common Stock; and (g) to make all other determinations deemed necessary or advisable for the administration of this option. The interpretation and construction by the Administrator of any terms or provisions of this option or of any rule or regulation promulgated in connection herewith and all actions taken by the Administrator shall be conclusive and binding on all interested parties. The Administrator may delegate administrative functions to individuals who are officers or employees of the Company.

        1.2    Limited Liability.    No member of the Board or the Administrator or any officer of the Company shall be liable for any action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself, with respect to any matter related to this option. Subject only to compliance with the explicit provisions hereof, the Board and Administrator may act in their absolute discretion in all matters related to this option.

        2.    Stock Subject to This Option.    If this option expires, is surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for issuance by the Company, including for replacement options that may be granted in exchange for such surrendered, canceled or terminated options. Shares issued on exercise of this option may be subject to restrictions on transfer, repurchase rights or other restrictions as determined by the Administrator.

        3.    Nontransferability.    This option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, shall not be subject to execution, attachment or similar process, and shall be exercisable during the Optionee’s lifetime only by the Optionee. Any purported transfer or assignment in violation of this provision shall be void.

        4.    Termination of Option.

        4.1    Generally

        Unless earlier termination results from the application of the provisions of this Section 4, each option granted hereunder shall expire and all rights thereto shall cease and terminate on the tenth anniversary of the date of grant.

        4.2    Disability or Death

        If the Optionee is unable to continue his or her service as an Independent Director of the Company as a result of his or her permanent and total disability (as defined in Section 22(e)(3) of the Code) or death, all unvested options issued hereunder will become vested immediately as of the date of disability or death. In such an event, this option may be exercised at any time before the earlier of (i) the expiration date of the option or (ii) twelve (12) months after the date of (A) permanent and total disability or (B) death (by the person or persons to whom your rights under the option shall pass by your will or by the applicable laws of descent and distribution), for up to the full number of shares of Common Stock covered thereby.

        4.3    Failure to Exercise Option; Expiration

        To the extent that an Optionee fails to exercise this option within the period provided in this Section 4, all rights to purchase shares of Common Stock pursuant to this option shall cease and terminate.

        5.    Exercise.

        5.1    Procedure

        Each option may be exercised, subject to its vesting schedule, in whole or in part; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased on any exercise of any option granted hereunder and that only whole shares will be issued pursuant to the exercise of any option (the number of 100 shares shall not be changed by any transaction or action described in Section 6 unless the Administrator determines that such a change is appropriate). Options shall be exercised by delivery to the Secretary of the Company or his or her designated agent of notice of the number of shares with respect to which the option is being exercised, together with payment in full of the exercise price and any applicable withholding taxes.

        5.2    Payment

        Payment of the option exercise price shall be made in full when the notice of exercise of the option is delivered to the Secretary of the Company or his or her designated agent and shall be by personal, bank certified or cashier’s check or through irrevocable instructions to a stock broker to deliver to the Company the amount of sales proceeds necessary to pay the appropriate exercise price and withholding tax obligations, all in accordance with applicable governmental regulations, for the shares of Common Stock being purchased. The Administrator may determine at any time before exercise that additional forms of payment will be permitted.

        5.3    Withholding

        Before the issuance of shares of Common Stock on the exercise of an option, the Optionee shall pay to the Company the amount of any applicable federal, state or local tax withholding obligations. The Company may withhold any distribution in whole or in part until the Company is so paid. The Company shall have the right, subject to applicable law, to withhold such amount from any other amounts due or to become due from the Company to the Optionee, or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company, to reimburse it for any such taxes and cancel (in whole or in part) any such shares so withheld.

        6.    Adjustments On Changes in Capitalization.

        6.1    Stock Splits, Capital Stock Adjustments.    The number and class of shares covered by this option and the exercise price per share thereof (but not the total price) shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split, stock dividend or consolidation of shares or any like capital stock adjustment.

        6.2    Effect of Merger, Sale of Assets, Liquidation or Dissolution.

        (a)    Mergers, Sale of Assets, Other Transactions.    In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), the Board, in its sole discretion and to the extent possible under the structure of the Transaction, shall select one of the following alternatives for treating this option:

          (i)  This option shall remain in effect in accordance with its terms;

        (ii)  This option shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted option shall be determined by the Board, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board, the converted option shall be vested only to the extent that the vesting requirements relating to this option have been satisfied;

        (iii)  The Board provides a period before the consummation of the Transaction during which this option shall be exercisable to the extent vested and, on the expiration of such period, this option shall immediately terminate. The Board, in its sole discretion, may accelerate the vesting of this option so that it is exercisable in full during such period; or

        (iv)  The Board shall take such other action with respect to this option as the Board deems to be in the best interests of the Company.

        (b)    Liquidation; Dissolution.    If the Company is liquidated or dissolved, options shall be treated in accordance with Section 6.2(a)(iii).

        6.3    Fractional Shares.    If the number of shares covered by this option is adjusted, any fractional shares resulting from such adjustment shall be disregarded and this option shall cover only the number of full shares resulting from such adjustment.

        6.4    Determination of Board to Be Final.    All adjustments under this Section 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        7.    Securities Regulations.

        Shares of Common Stock shall not be issued with respect to this option unless the exercise of the option and the issuance and delivery of such shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, any applicable state and federal securities laws and the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions, and the requirements of any stock exchange or market on which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability with respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

        As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. The Company may place a stop-transfer order against any shares of Common Stock on the official stock books and records of the Company, and a legend may be stamped on stock certificates to the effect that the shares of Common Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation. The Administrator may also require such other action or agreement by the Optionee as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THIS OPTION OR THE STOCK ISSUABLE UPON EXERCISE HEREOF.

        8.    Amendment and Termination.

        8.1    Options.    Subject to the terms and conditions hereof, the Administrator may modify or amend this option. The modification or amendment of this option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company hereunder. Except as otherwise provided in this option, this option shall not be terminated without the consent of the Optionee.

        8.2    Automatic Termination.    Unless sooner terminated, this option shall terminate ten (10) years from the date of grant.

        9.    Miscellaneous.

        9.1    No Status as Shareholder.    Neither the Optionee nor any party to which the Optionee’s rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares of Common Stock issuable on the exercise of this option unless and until this option has been exercised and the issuance (as evidenced by the appropriate entry on the books of the Company or duly authorized transfer agent of the Company) of the stock certificate evidencing such shares.

        9.2    Reservation of Shares.    The Company, during the term of this option, at all times will reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements hereof.

Exhibit B
Notice of Exercise of Non-Qualified Stock Option

Date:

To:    Microvision, Inc.

        I hereby exercise the non-qualified stock option granted to me by Microvision, Inc. (the “Company”) on «grant», subject to all the terms and provisions thereof, and notify the Company of my desire to purchase              shares of Common Stock of the Company at the exercise price of $            per share, or an aggregate exercise price of $               .

        I hereby deliver the full exercise price and all applicable withholding taxes with respect to this exercise as follows:

personal, bank certified or cashier’s check, or
irrevocable instructions to a stock broker to deliver the necessary sales proceeds, all in accordance with applicable governmental regulations.

        I further agree to execute such other documents as the Company may request.

By:

Print Name:

Address:

B-1

Exhibit C
Election to Accept or Decline Stock Option

Date:

To:    Microvision, Inc.

        I              ACCEPT              DECLINE the non-qualified stock option granted to me pursuant to the Stock Option Agreement, dated as of                         . If I accept the grant of this option, I acknowledge that I have received and understand, and agree to, the terms of the Stock Option Agreement, including the “Terms and Conditions of Grant” attached as Exhibit A to the Agreement.

Yours very truly,

«First» «Last» Optionee

C-1

Schedule of Special Option Grants

Optionee	# of option shares
Jacqueline Brandwynne	4,030
Jacob Brouwer	8,867
Richard A. Cowell	8,867
Walter J. Lack	8,867
William A. Owens	8,867
Robert A. Ratliffe	8,867
Dennis Reimer	8,867